UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): September 13, 2005

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) September 19, 2005, Rentech, Inc. (the “Company” or “Rentech”) announced the retirement of Dennis L. Yakobson as the Chief Executive Officer and Chairman of the Company’s Board of Directors, and Ronald C. Butz as the Chief Operating Officer, Vice President, Secretary and member of the Board of Directors.

Mr. Yakobson is planning to retire as CEO by December 31, 2005. Mr. Yakobson will continue to serve on the Board of Directors of the Company through his term which will expire at the annual meeting of shareholders in 2008. After his retirement is effective, Mr. Yakobson will be retained for one year as a consultant to the Company.

Mr. Butz is planning to retire as Chief Operating Officer, Vice President and Secretary by December 31, 2005. After retirement, Mr. Butz will continue to serve on the Board of Directors through his term which will expire at the annual meeting of shareholders in 2007.

(c)-(d) On September 13, 2005, the Board of Directors appointed D. Hunt Ramsbottom to serve as President of the Company and elected him as a member of the Company’s Board of Directors. Mr. Ramsbotton will serve as a director until the next meeting of the shareholders in 2006. Mr. Ramsbottom has been serving as a consultant to the Company since August 5, 2005 under the terms of a Management Consulting Agreement with Management Resource Center, Inc., a California corporation, a copy of which was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2005. The rights and obligations under the Management Consulting Agreement have been assigned to Mr. Ramsbottom and he will continue to be compensated pursuant to its terms, which include: (i) a $20,000 per month salary and (ii) a warrant to purchase 3.5 million shares of Rentech’s common stock at an exercise price of $1.82. The warrant will vest in the following incremental amounts upon such time as Rentech’s stock reaches the stated closing prices for 12 consecutive trading days: 10% at $2.10 (which vested September 2, 2005); 15% at $2.75; 20% at $3.50; 25% at $4.25; and 30% at $5.25. The Management Consulting Agreement is hereby incorporated by reference.

Mr. Ramsbotton is 48 years old and has over 25 years of business experience. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: Principal and Managing Director of Circle Funding Group LLC, a value added partner which leverages relationships between senior lenders, equity sponsors, investment banks and management teams; CEO and Chairman of M2 automotive, 1997-2004, an operator of automotive collision facilities in California, where he developed customer service systems and technology enhancements that have become the standard in the industry; and CEO of Thompson PBE, 1989-1997, which became the largest US distributor of auto body paint and supplies before being acquired by FinishMaster, Inc. in 1997.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: September 19, 2005	By:	/s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
President

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